Exhibit 10.39

FIXED ASSET TRANSFER AGREEMENT

Assignor (“Party A”):	Nanjing Linkage Technology Group Co., Ltd.

Address:	No. 40 Gongjianfang, Zhongshan South Road, Nanjing

Legal Representative:	Sun, Libin

Assignee (“Party B”):	Linkage-AsiaInfo Technologies (Nanjing), Inc.

Address:	Building 16, Nanjing World Window Software Park, No. 12 Dinghuaimen, Nanjing

Legal Representative:	Zhang, Zhenqing

According to the Contract Law of the People’s Republic of China and related regulations, on the basis of equality, voluntary, justice, honesty and credibility, Party A and Party B hereby enter into this Fixed Asset Transfer Agreement (the “Contract”).

1.	TRANSFER OBJECTIVE

Party A is to remuneratively assign all the fixed assets in its possession mentioned in Appendix I to Party B.

2.	TRANSFER PRICE

Party A and Party B both agree on the price of this assignment totaling four million two hundred and fifty-five thousand nine hundred and seventy point eleven Renminbi (¥4,255,970.11).

3.	DELIVERY AND ACCEPTANCE

Party A shall deliver all the fixed assets mentioned in the Contract to Party B within ten (10) business days after the Contract is signed. Party B shall perform inspection and acceptance.

4.	PAYMENT TERM

Upon the acceptance of all the fixed assets mentioned in the Contract and receipt of the invoice issued by Party A of equal amount, Party B shall remit the payment to the account designated by Party A.

The designated account information is as below:

Bank: Bank of Communications Nanjing Branch Yuhua Sub-branch

Account No.:

5.	TAX

According to related laws and regulations of the People’s Republic of China, the tax incurred in relation to this assignment shall be assumed by Party A and Party B, respectively.

6.	DECLARATION AND GUARANTEE BY PARTY A AND PARTY B

6.1	Party A’s declaration and guarantee:

6.1.1	Party A has the legal, valid and complete right of disposal on the transfer objective under the Contract;

6.1.2	All the written materials provided by Party A are authentic, accurate and complete;

6.1.3	All the procedures required for the Contract signing, including but not limited to authorization, approval and internal decision-making, have been obtained legally. All the prerequisites for the Contract establishment and fixed assets assignment have been fulfilled.

6.2	Party B’s declaration and guarantee:

6.2.1	Party B have the purchase capability for this assignment and can assume and fulfill the responsibilities and obligations mentioned in the Contract;

6.2.2	All the written materials provided by Party B are authentic, accurate and complete;

6.2.3	All the procedures required for the Contract signing, including but not limited to authorization, approval and internal decision-making, have been obtained legally. All the prerequisites for the Contract establishment and fixed assets assignment have been fulfilled.

7.	SETTLEMENT OF CONTRACTUAL DISPUTE

Any dispute arising out of the performance of this Contract or in connection with this Contract shall be settled by Party A and Party B through friendly consultations between them. If such dispute cannot be resolved by consultations, any Party may submit such dispute to Nanjing Arbitration Commission for arbitration.

8.	LIABILITY FOR BREACH OF CONTRACT

8.1 Either Party who breaches this Contract shall assume the breach responsibility. The breaching Party shall pay damages if the other party has sustained direct or indirect losses.

8.2 In the event of any material item undisclosed or any existing loss in connection with the transfer objective, which may harm the objective or affect the transfer price, Party B shall have the right to terminate the Contract. Where the termination right is not exercised by Party B, allowance shall be made by Party A based on the value of the property. The Parties may prescribe other compensatory approaches if they have so agreed.

9.	CONTRACT ALTERATION AND TERMINATION

In the case of the following situation, the Contract may be amended or terminated:

9.1 In the event of any change occurred, Party A and Party B negotiate and agree to make amendment or termination of the Contract with no harm to the state and social public interests.

9.2 Default of the Contract due to force majeure.

10.	CONTRACT EXECUTION AND MISCELLANEOUS PROVISIONS

10.1 The Contract shall become effective on the date it signed by the authorized representatives or sealed by both Parties.

10.2 The Contract shall be executed in four (4) copies, with Party A and Party B each keeping two (2) copies. Each of the four (4) copies shall be equal in legal effect.

10.3 The appendix to the Contract shall be equal in legal effect as an inseparable part of the Contract.

Party A: (Contract Seal of Nanjing Linkage Technology Group Co., Ltd.)

Representative of Party A: (signature)

Dated: March 28, 2012

Party B: (Contract Seal of Linkage-AsiaInfo Technologies (Nanjing), Inc.)

Representative of Party B: (signature)

Dated: